UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2019

Bigfoot Project Investments Inc.

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Bigfoot Project Investments, Inc.

570 El Camino Real NR-150

Redwood City, CA 94063

(Address of principal executive offices)

(415) 518-8494

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bigfoot Project Investments Inc.

Form 8-K

Current Report

Item 8.01 Other Events – Amendment to Letter of Intent

On May 23, 2019, Bigfoot Project Investments, Inc., (OTC Pink: BGFT) (the “Company” or “Bigfoot Project Investments”) signed an amendment to the letter of intent (the “Amendment”) with Independent Contractors Network, Inc. to extend the termination date of the letter of intent to July 3, 2019.

On March 22, 2019, Bigfoot Project Investments Inc., (OTC Pink: BGFT) (the “Company” or “Bigfoot Project Investments”) signed a letter of intent (the “Agreement”) with Independent Contractors Network, Inc. (ICN) to acquire 100% of the issued and outstanding stock of ICN in exchange for convertible preferred stock of BGFT. Consummation of the Transaction, as contemplated, will be subject to the negotiation and execution of a mutually satisfactory definitive share exchange agreement.

Independent Contractors Network, Inc. (ICN) has developed and holds exclusive license to “Loadchief” last-mile delivery platform. Loadchief is a proprietary application of Independent Contractors Network, Inc. (A California Corporation). Loadchief was created by courier-industry professionals with more than 50 years of combined experience in the delivery industry. The Loadchief platform transforms economic and resource efficiencies and allocations found by connecting credentialed, independent drivers with courier companies. Courier companies and independent drivers get the Loadchief Advantage over their competition. With the development of Loadchief, ICN has surged to the leading edge of their industry. The goal of this merger is to expand the Loadchief service footprint into new regions through access to the OTC Markets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.

Date: May 29, 2019	By:	/s/ Tom Biscardi
Tom Biscardi
Chairman of the Board of Directors